Exhibit 24.3


                  CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 4 on Form S-2 to Form SB-2 No. 333-64177) and the related Prospectus of Intervest Bancshares Corporation and to the incorporation by reference therein of our report dated January 18, 2001 with respect to the consolidated financial statements and schedule of Intervest Corporation of New York and subsidiaries included in the Annual Report (Form 10-K) of Intervest Bancshares Corporation for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                            RICHARD A. EISNER & COMPANY, LLP
                                            New York, New York
                                            December 27, 2001